Exhibit 10.1

Execution copy

PROJECT ZEUS

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into as of March 17, 2026 (“Effective Date”) by and between, on the one hand, (i) Orion Energy Systems, Inc., a Wisconsin corporation (the “Borrower”), Great Lakes Energy Technologies, LLC, a Wisconsin limited liability company (“Great Lakes”), Clean Energy Solutions, LLC, a Wisconsin limited liability company (“Clean Energy”), Orion Asset Management, LLC, a Wisconsin limited liability company (“Asset Management”), Orion Technologies Ventures, LLC, a Wisconsin limited liability company (“Orion Technology”), Voltrek, LLC, a Massachusetts limited liability company (“Voltrek”, and together with Great Lakes, Clean Energy, Asset Management and Orion Technology, the “Guarantors”, each being a “Guarantor”, and collectively together with Borrower, the “Borrower Parties”) and, on the other hand, (ii) Final Frontier, LLC, a Massachusetts limited liability company (the “Lender”), Kathleen M. Connors, as Trustee of the Kathleen M. Connors 2019 Revocable Trust (“Connors Trust”) and Kathleen M. Connors (“Ms. Connors” and together with the Connors Trust and Lender, the “Lender Parties”). Capitalized terms used but not otherwise defined in this Settlement Agreement shall have the respective meanings assigned to such terms in the Membership Interest Purchase Agreement, dated as of October 5, 2022, entered into by and among Borrower and the Lender Parties (“MIPA”). The “Parties,” as used herein, shall refer to Borrower Parties and Lender Parties, collectively, as parties to this Settlement Agreement.

Recitals

WHEREAS, Borrower and Lender Parties entered into that certain MIPA pursuant to which Borrower purchased from Lender all of the issued and outstanding limited liability company membership interests of Voltrek;

WHEREAS, Borrower granted Lender the right to be eligible to receive certain Earn Out Payments from Borrower pursuant to Section 2.05 and Section 2.07 of the MIPA for certain Earn Out Periods;

WHEREAS, on June 23, 2025, Borrower, Lender and Ms. Connors entered into that certain binding Proposed Voltrek Earn Out Payment Term Sheet in order to outline the mutually agreed upon terms and conditions applicable to the Earn Out Payment (exclusive of the FY2024 Earn Out Payment (as defined and governed by the Term Sheet)) owed to Lender pursuant to the MIPA, among other things (as amended, supplemented or otherwise modified from time to time prior to the Effective Date (“Term Sheet”));

WHEREAS, pursuant to the Term Sheet, on September 30, 2025, the Parties entered into various agreements to further evidence the payment and security terms with respect to Borrower’s remaining Earn Out Payment obligations, including (i) a Senior Subordinated Loan Agreement (“Loan Agreement”); (ii) a Senior Subordinated Note (“Note”); (iii) a Security Agreement (“Security Agreement”); (iv) a Subordination and Intercreditor Agreement (“Subordination Agreement”); (v) a Second Lien Mortgage, Assignment of Leases and Rents and Fixture Filing (collectively, “Mortgage”), (vi) a Management Support Agreement (“Support Agreement”); and (vii) a Board Observer Agreement (“Board Observer Agreement”, and collectively with all other agreements and documents referenced above in this Recital, including the Term Sheet, the “Earn Out Agreements”);

WHEREAS, pursuant to the MIPA and the Term Sheet, the Parties submitted their Earn Out Statement Dispute under Section 2.07 of the MIPA to a CPA Firm in accordance with the dispute-resolution provisions of Section 2.05 of the MIPA and the Term Sheet (“CPA Firm Arbitration”);

WHEREAS, the CPA Firm delivered its determination of the Earn Out Statement Dispute as a result the CPA Firm Arbitration on February 6, 2026, which was delivered as “final” and Borrower contested such determination under Section 2.05 of the MIPA as constituting “manifest error” pursuant to Section 2.05(c)(i) of the MIPA;

WHEREAS, on February 25, 2026, Borrower filed an arbitration demand with the American Arbitration Association in Milwaukee, Wisconsin (“AAA”) against Lender Parties in order to object to the CPA Firm’s decision of the Earn Out Statement Dispute as manifest error (the “AAA Arbitration”);

WHEREAS, the Parties desire a final and complete resolution and settlement of the CPA Firm Arbitration and the AAA Arbitration, a final and complete resolution and settlement of the Earn Out Statement Dispute, termination of the MIPA, termination of all Earn Out Agreements and termination of any and all claims and counterclaims between or among the Parties by this Settlement Agreement, without any admission of liability and without incurring any further payment, cost, liability, obligation, guaranty, expense or inconvenience with respect thereto subject to the terms and condition of this Settlement Agreement; and

WHEREAS, the Parties, individually and collectively, acknowledge and agree that this Settlement Agreement (i) was bargained for in good faith; (ii) was based on their respective individual and independent assessments, with the assistance and advice of counsel, of the probability of success, the complexity, the delay in obtaining relief and the expense of the AAA Arbitration; and (iii) constitutes a fair and reasonable resolution and settlement of the CPA Firm Arbitration and the AAA Arbitration, a final and complete resolution and settlement of the Earn Out Statement Dispute, termination of the MIPA and termination of all of the Earn Out Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following terms of settlement:

Article 1
: SETTLEMENT AND PAYMENT
Section 1.1
Settlement.
(a)
The Parties acknowledge and agree that this Settlement Agreement is the full, complete and final resolution, settlement and termination of the CPA Firm Arbitration (except for the Parties’ payment of their respective portion of the CPA Firm Arbitration Fees (as defined below)), the AAA Arbitration (except for Borrower’s payment of any fees due to AAA), the Earn Out Statement Dispute, the MIPA and the Earn Out Agreements.

(b)
This Settlement Agreement is subject to the written consent of Bank of America, N.A., which has been obtained by Borrower prior to the Effective Date.
Section 1.2
Payment to Lender of Settlement Amount.
(a)
Within one (1) business days after the Effective Date, Borrower shall pay Lender an amount equal to $3,000,000 (the “Settlement Amount”).
Section 1.3
Payment Instructions. Payment of the Settlement Amount shall be sent by Borrower to Lender via wire transfer of immediately available funds to the following account:

Beneficiary Name: Final Frontier, LLC

Beneficiary Address: [***]

Beneficiary City: [***]

Beneficiary Postal Code: [***]

Beneficiary Account: [***]

Beneficiary Bank ID: [***]
[***]

Borrower shall promptly notify Lender when payment of the Settlement Amount has been initiated, and Lender shall promptly notify Borrower when payment thereof has been received.

Article 2
: TERMINATION OF EARN OUT AGREEMENTS
Section 2.1
Terminations. Effective automatically and immediately upon receipt of Borrower’s payment of the Settlement Amount to Lender pursuant to Section 1.3 hereof:
(a)
Each of the CPA Firm Arbitration, the AAA Arbitration, the Earn Out Statement Dispute, the MIPA and the Earn Out Agreements is hereby terminated, cancelled and released in all respects and shall be of no further force and effect, without any further payment, cost, expense, liens, claims, guarantee, liability or obligation by or to any of the Parties thereunder; provided however, that Borrower Parties shall pay their respective allocated portion as determined by the CPA Firm of the fees and expenses of the CPA Firm pursuant to the CPA Firm Arbitration (“CPA Firm Arbitration Fees”), Borrower shall pay 100% of any fees payable to the AAA and each Party shall otherwise perform its obligations under this Settlement Agreement.
(b)
(i) All of Lender’s liens on, and security interests in, any assets of Borrower Parties securing the Earn Out Payment obligations shall automatically and immediately terminate and be irrevocably released; (ii) Lender will promptly execute and deliver to Borrower Parties, at Borrower Parties’ expense, such termination statements, any other notices of termination and other releases, terminations and satisfactions of such liens and security interests as Borrower Parties may reasonably request to evidence the termination of Lender’s liens and security interests in all collateral held with respect to obligations of Borrower owed to Lender, including, without limitation, a mortgage satisfaction with respect to the mortgage in substantially the form attached hereto as Exhibit A (“Mortgage Satisfaction”); and (iii) Borrower Parties, or any of their respective designees, shall be authorized to prepare and file all necessary UCC-3 termination statements, mortgage satisfactions and all other instruments, releases and documents evidencing the foregoing release, including, without limitation, the UCC-3 termination statements attached hereto as Exhibit B and the Mortgage Satisfaction.
Article 3
: DISMISSAL OF THE AAA ARBITRATION AND CLOSURE OF CPA FIRM ARBITRATION
Section 3.1
Termination. Within three business days of Lender’s acknowledgement of the receipt of the Settlement Amount under Article 1, counsel for the Borrower shall notify the AAA arbitrator that the AAA Arbitration should be dismissed with prejudice and closed and shall notify the CPA Firm that the CPA Firm Arbitration is now final and closed.
Section 3.2
Fees. Each Party shall bear its own attorneys’ fees, expenses, costs and taxes related to the AAA Arbitration, terminating the CPA Firm Arbitration and this Settlement Agreement (except for the Parties’ payment of their respective portion of the CPA Firm Arbitration Fees and except for any fees payable to the AAA which shall be paid by Borrower).
Article 4
: SATISFACTION AND RELEASE
Section 4.1
Lender Parties Released Claims. Upon receipt of payment of the Settlement Amount, Lender Parties, their affiliated businesses, including but not limited to any parent companies and subsidiaries, along with their directors, officers, employees, agents, affiliates, insurers, and attorneys, past and present, and their successors, predecessors, and assigns (collectively, the “Lender Parties Releasors”) shall hereby conclusively, absolutely, unconditionally and irrevocably release, waive, acquit and forever discharge and covenant not to sue Borrower Parties, their affiliated businesses, including but not limited to any parent company and subsidiaries, along with their directors, officers, employees, agents, affiliates, insurers and attorneys, past and present, and their successors, predecessors and assigns and the heirs, executors and administrators of any such released individuals or entities (collectively, the “Borrower Released Parties”) from all payments, interest, principal, debts, demands, liens, claims, security interests, mortgages, actions, causes of action, suits, dues, sums of money, accounts, invoices, reckonings, bonds, covenants, contracts, controversies, agreements, promises, judgments, omissions, variances, damages, executions, obligations, guarantees and liabilities, both in law and in equity, both known and unknown (collectively, “Claims”), including Claims not yet made, asserted or filed that Lender Parties Releasors have or ever had against Borrower Released Parties, from the beginning of time through the Effective Date, including, but not limited to, (i) all Claims that were or could have been asserted in the Earn Out Statement Dispute; (ii) all Claims that were or could have been asserted in the CPA Firm Arbitration (excluding the Parties’ payment of their respective portion of the CPA Firm Arbitration Fees); (iii) all Claims that were or could have been asserted in the AAA Arbitration (excluding Borrower’s payment of any fees due to AAA); (iv) all Claims that were or could have been asserted with respect to the Earn Out Statement Dispute; (v) all Claims that were or could have been asserted with respect to the MIPA; and (vi) all Claims that were or could have been asserted with respect to any of the Earn Out Agreements; provided, however, that nothing herein shall release, terminate or impact Ms. Connors’ ongoing part-time at will employment relationship with, and related confidentiality and non-disclosure obligations arising under Board Observer Agreement to, Borrower or the Loan Parties’ rights as stockholders of Borrower with respect to their Common Stock in Borrower.

Section 4.2
Borrower Parties Released Claims. Upon payment of the Settlement Amount, Borrower Parties, their affiliated businesses, including but not limited to any parent companies and subsidiaries, along with their partners, directors, officers, employees, agents, affiliates, insurers, and attorneys, past and present, and their successors, predecessors, and assigns (collectively, the “Borrower Parties Releasors”) shall hereby conclusively, absolutely, unconditionally and irrevocably release, waive, acquit and forever discharge and covenant not to sue Lender Parties, their affiliated businesses, including but not limited to any parent companies and subsidiaries, along with their partners, directors, officers, employees, agents, affiliates, insurers and attorneys, past and present, and their successors, predecessors and assigns, and the heirs, executors and administrators of any such released individuals or entities (collectively, the “Lender Parties Released Parties”) from all Claims, including Claims not yet made, asserted or filed that Borrower Parties Releasors have or ever had against Lender Parties Released Parties, from the beginning of time through the Effective Date, including, but not limited to, (i) all Claims that were or could have been asserted in the Earn Out Statement Dispute; (ii) all Claims that were or could have been asserted in the CPA Firm Arbitration (excluding the Parties’ payment of their respective portion of the CPA Firm Arbitration Fees); (iii) all Claims that were or could have been asserted in the AAA Arbitration (excluding Borrower’s payment of any fees due to AAA); (iv) all Claims that were or could have been asserted with respect to the Earn Out Statement Dispute; (v) all Claims that were or could have been asserted with respect to the MIPA; and (vi) all Claims that were or could have been asserted with respect to any of the Earn Out Agreements; provided, however, that nothing herein shall release, terminate or impact Borrowers’ ongoing part-time at will employment relationship with, and related obligations to, Ms. Connors or the Loan Parties’ rights as stockholders of Borrower with respect to their Common Stock in Borrower.
Section 4.3
Construction of Releases.
(a)
Notwithstanding any provision of law or precedent to the contrary, any ambiguity or conflict in or among the terms of this Settlement Agreement shall be resolved in favor of the construction that achieves the broadest release of all Claims.
(b)
The releases contemplated by this Settlement Agreement extend to Claims that the Parties do not know to exist at the time of these releases, which, if known, might have affected the Parties’ decision to enter into this Settlement Agreement. The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the settled Claims, but that it is the intention of the Parties to hereby completely, fully, finally and forever compromise, settle, release, discharge and extinguish any and all Claims arising out of, or related to, the Earnout Statement Dispute, the CPA Firm Arbitration, the AAA Arbitration, the MIPA and the Earn Out Agreements, known or unknown, suspected or unsuspected, which now exists, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.
Article 5
: COVENANTS
Section 5.1
Rule 10b5-1 Plan. Borrower hereby agrees to facilitate and fully cooperate with Lender Parties’ entry into a Rule 10b5-1 Selling Plan during Borrower’s next insider open window period in order to facilitate Lender Parties’ sale of their Common Stock issued to the Lender Parties by Borrower on such terms and conditions as desired by Lender Parties and allowed under applicable federal securities laws. Borrower agrees to disclose the material terms of this Settlement Agreement publicly within four (4) business days after the Effective Date.
Section 5.2
Mutual Non-Disparagement. Notwithstanding the provisions of this Settlement Agreement, no Party shall hereafter publicly disparage the other Party hereto (including its directors, officers or owners) in a manner that could adversely impact the reputation or goodwill of such Party.
Section 5.3
Continued Confidentiality. Notwithstanding the provisions of this Settlement Agreement, the confidentiality terms in Section 4 of the Board Observer Agreement shall continue in full force and effect.
Article 6
: MISCELLANEOUS TERMS
Section 6.1
Incorporation of Recitals. The foregoing Recitals are incorporated into this Settlement Agreement by reference.
Section 6.2
Modification and Waiver.
(a)
No supplement, modification, waiver, termination or amendment of this Settlement Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Settlement Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
(b)
This Settlement Agreement has been mutually authored by the Parties and, as such, no portion of this Settlement Agreement is to be construed against any Party merely by reason of its authorship.
(c)
The sections and headings used herein are for reference purposes only and shall not in any way alter or amend the meaning or interpretation of this Settlement Agreement.
Section 6.3
Successors and Assigns. The terms of this Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and valid assigns.
Section 6.4
No Admission of Liability. Nothing contained in this Settlement Agreement shall be taken or construed to be an admission by any of the Parties of any of the Claims asserted by either Party. The Parties expressly deny all such Claims. Neither this Settlement Agreement nor any related documents shall be used for any purpose or argued to be, or offered or received in evidence as, an admission, concession, presumption or inference against any Party in any proceeding, other than such proceedings as may be necessary to enforce this Settlement Agreement.
Section 6.5
Choice of Law, Consent to Jurisdiction and Service of Process. THIS SETTLEMENT AGREEMENT, AND ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THIS SETTLEMENT AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS SETTLEMENT AGREEMENT, THE PARTIES, IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SETTLEMENT AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS RESPECTIVE ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.7(a) HEREOF; AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS SETTLEMENT AGREEMENT.
Section 6.6
Further Assurances. Subject to the terms and conditions of this Settlement Agreement, each Party shall prepare, execute and deliver, at the preparer’s expense, such further instruments and shall use its commercially reasonable efforts to take or cause to be taken such other further action, as any Party shall reasonably request of any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Settlement Agreement.
Section 6.7
Notice.
(a)
The Parties consent and agree that any notice, request or demand required or permitted to be made under this Settlement Agreement may be effected by sending such notice by both certified mail (return receipt requested) and electronic mail to the following person(s):

If to Lender Parties:

Kathleen M. Connors
[***]
[***]
Email: [***]

with a copy to:

Rubin and Rudman LLP
53 State Street
Boston, Massachusetts 02109
Attention: Christine N. Parise

Email: [***]

If to Borrower Parties:

Orion Energy Systems, Inc.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

Attention: Per Brodin, Chief Financial Officer

Email: [***]

with a copy to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Steven R. Barth

Email: [***]

(b)
Any notice, request or demand shall be effective upon delivery, proof of which may be made by a mail carrier’s proof of delivery, an email read receipt, or other ordinary means of delivery confirmation.
Section 6.8
Authorizations. Each Party hereto represents to the other Parties that it is duly existing, that it has the full power and authority to enter into this Settlement Agreement without obtaining prior court approval therefor, including without limitation the releases set forth herein, that there are no other persons whose consent to this Settlement Agreement or whose joinder herein is necessary to make effective the provisions of this Settlement Agreement, that this Settlement Agreement does not and will not interfere with any other agreement to which it is party, and that it will not enter into any agreement, the execution and/or performance of which would violate or interfere with this Settlement Agreement.
Section 6.9
Severability. If any provision of this Settlement Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Settlement Agreement shall remain in full force and effect. Any provision of this Settlement Agreement held invalid or unenforceable only in part or degree shall:(i) be reformed to the minimum extent necessary to render the provision valid and enforceable in conformity with the Parties’ intent as manifested herein and (ii) remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to cooperate in good faith to replace such invalid or unenforceable provision of this Settlement Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the purposes of such invalid or unenforceable provision.
Section 6.10
Counsel. Each Party represents that it has had the opportunity to be represented by counsel of its own choice in negotiating and drafting this Settlement Agreement, that it has read this Settlement Agreement, that its chosen counsel has explained this Settlement

Agreement to it and that it understands its rights and obligations under this Settlement Agreement. This Settlement Agreement shall therefore be deemed to have been negotiated and drafted at the joint request, direction and instruction of each of the Parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any of the Parties.
Section 6.11
Counterparts. This Settlement Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument. Electronic copies of signatures on this Settlement Agreement shall be allowed and shall be treated as originals.
Section 6.12
Entire Agreement. This Settlement Agreement contains a complete and full statement of the agreement between and among the Parties hereto with respect to the subject matter of this Settlement Agreement and supersedes all prior agreements, proposals or understandings, whether written or oral, between or among the Parties. No prior or contemporaneous negotiations, promises, agreements, covenants or representations of any kind or nature (whether made orally or in writing) concerning the matters addressed in this Settlement Agreement which are not expressly contained herein have been made by or are being relied upon by any Party.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BORROWER PARTIES:

ORION ENERGY SYSTEMS, INC., as Borrower

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

GREAT LAKES ENERGY TECHNOLOGIES, LLC, as Guarantor

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC, as Guarantor

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

ORION ASSET MANAGEMENT, LLC, as Guarantor

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

ORION TECHNOLOGY VENTURES, LLC, as Guarantor

By: /s/ Per Brodin

Name: Per Brodin

Title: Chief Financial Officer

VOLTREK, LLC, as Guarantor

By: /s/ Per Brodin

Name: Per Brodin

Title: Treasurer and Secretary

[Settlement Agreement Signature Page]

LENDER PARTIES:

FINAL FRONTIER, LLC, as Lender

By: /s/ Kathleen M. Connors

Name: Kathleen M. Connors

Title: Manager

/s/ Kathleen M. Connors

Kathleen M. Connors, individually, as Ms. Connors

KATHLEEN M. CONNORS 2019 REVOCABLE TRUST, as Ms. Connors

By: /s/ Kathleen M. Connors

Name: Kathleen M. Connors

Title: Trustee

[Settlement Agreement Signature Page]

Exhibit A

Mortgage Satisfaction

(see attached)

Exhibit B

UCC-3 Termination Statements

(see attached)